HUNTCO INC.
                             STOCK OPTION AGREEMENT


     THIS AGREEMENT is made as of the 3rd day of February, 2000, by and between Huntco Inc. (the "Company") and [Employee Name] ("You" or "Your").

	  RECITALS:

     A.     You are an employee of the Company or one of its Subsidiaries.

     B. The Company wishes to enter into this Stock Option Agreement to secure for the Company the benefits of the incentive inherent in common stock ownership by a key employee of the Company, and to afford You the opportunity to obtain or increase a proprietary interest in the Company and, thereby, to have an opportunity to share in its success.

     C. The granted option shall be a non-qualified stock option, which does not satisfy the requirements of Section 422 of the Code.

     NOW, THEREFORE, it is hereby agreed as follows:

     1. Definitions. When used in this Agreement, the following terms shall have the following meanings:

          (a)     "Agreement" shall mean this Stock Option Agreement.
          (b) "Class A Common Stock" shall mean the Class A Common Stock of the Company having a par value of $.01 per share.
          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.
          (d) "Discharge" shall mean Termination of Employment other than a Voluntary Termination.
          (e) "Discharge for Aggravated Cause" shall mean a Discharge (i) because You commit a dishonest or illegal act that causes substantial financial harm to the Company, (ii) because You intentionally subvert the best interest of the Company, or (iii) because of gross negligence by You.
          (f) "Engage in Competition" shall mean a breach by You of the non-competition or non-disclosure provisions of any written employment agreement between You and the Company.
          (g)     "Expiration Date" is defined in Paragraph 3.
          (h) "Fair Market Value" shall mean on any given date the closing price per share of the Class A Common Stock of the Company prevailing on a national securities exchange which is registered under the Securities Exchange Act of 1934, or, if Class A Common Stock was not traded on such date, on the next preceding date on which such Class A Common Stock was traded; or, if the Class A Common Stock is not traded on such a national securities exchange, the mean between the current bid and asked prices, as determined by the Company in good faith, for the Class A Common Stock quoted by persons independent of the Company and any of its affiliates, and in the case there is no generally recognized market for the Class A Common Stock, the fair market value as determined in good faith by the Company.
          (i)     "Grant Date" shall mean [__________  __, 20__].
          (j)     "Hunter Affiliate" is defined in Paragraph 6(d)(v).
          (k)     "Hunter Group" is defined in Paragraph 6(d)(v).
          (l)     "Notice Period" is defined in Paragraph 6(d).
          (m)     "Option Price" shall mean $[x.xx] per share.
          (n)     "Optioned Shares" is defined in Paragraph 2.
          (o)     "Option Term" is the period described in Paragraph 3.
          (p) "Purchase Agreement" shall mean a stock purchase agreement in substantially the form of Exhibit A to this Agreement.
          (q) "Subsidiary" means any corporation that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code with respect to the Company.
          (r) "Termination of Employment" shall mean termination of the employment relationship between You and the Company or its Subsidiaries.
          (s) "Voluntary Termination" shall mean a Termination of Employment resulting solely from Your initiative without undue influence or coercion on You caused by the Company.


     2. Grant of Option. Subject to and upon the terms and conditions of the Huntco Inc. 1993 Incentive Stock Plan (as amended and restated in 1996), and the terms and conditions set forth in this Agreement, the Company hereby grants to You, as of the Grant Date, an option to purchase up to [________] shares of the Company's Class A Common Stock (the "Optioned Shares") from time to time during the Option Term at the Option Price.

     3. Option Term. This option shall completely expire at the close of business on the [______] anniversary of the Grant Date (the "Expiration Date"), unless sooner terminated in accordance with Paragraph 7. In no event shall any option be exercisable at any time after its Expiration Date.

     4. Option Nontransferable. This option shall be neither transferable nor assignable by You other than by will or by the laws of descent and distribution, and may be exercised during Your lifetime only by You.

     5. Dates of Exercise. [_____] percent (___%) of the Optioned Shares shall first become exercisable on the date of grant (i.e., __________ __, 20__) and an additional [________] percent (__%) of the Optioned Shares shall first become exercisable on each subsequent anniversary of such date.

	Pursuant to the provisions of this Agreement, during the Option Term You may purchase any or all of the Optioned Shares that have become exercisable as described above at any time or from time to time.  In no event may You purchase any nonvested Optioned Shares except as provided in Section 6 below.

     6. Accelerated Dates of Exercise. The dates of exercise specified in Paragraph 5 shall accelerate should one of the following provisions become applicable.

     (a) If You are Discharged as a part of an overall reduction in the Company's work force and for reasons unrelated to your own specific job performance before the dates specified in Paragraph 5, You shall have the immediate right to purchase the entire number of Optioned Shares specified in Paragraph 2 within three months after termination of Your employment, but in no event shall this option be exercisable at any time after its Expiration Date. Upon the expiration of such three month period or (if earlier) upon the applicable Expiration Date, this option shall terminate and cease to be exercisable.


     (b) Should You die while this option is outstanding, the executors or administrators of Your estate or Your heirs or legatees (as the case may be) shall have the right to exercise this option for the entire number of Optioned Shares specified in Paragraph 2. Such right shall lapse and this option shall cease to be exercisable upon the earlier of (i) the first anniversary of the date of Your death or (ii) the Expiration Date applicable to each of such shares. From time to time, in a form acceptable to the Company, You may designate any person or persons (concurrently, contingently or successively) to whom the stock option shall be transferred in the event that You shall die before You fully exercise the stock option. A beneficiary designation form shall be effective only when the form is signed by You and filed in writing with the Company while You are alive, and shall cancel all beneficiary designation forms that You have previously signed and filed.

     (c) Should You become permanently disabled, such that You are unable to perform the material duties of Your employment with the Company, and cease by reason thereof to render periodic services to the Company at any time during the Option Term, then You shall have the right for a period of twelve months (commencing with the date of such cessation of service status) to purchase the entire number of Optioned Shares specified in Paragraph 2; provided, however, that in no event shall this option be exercisable at any time after the Expiration Date applicable to each of such shares. Upon the expiration of the limited period of exercisability or (if earlier) upon such Expiration Date, this option shall terminate and cease to be exercisable.

     (d)     In the event of a Change in Control pursuant to Subparagraphs
(i)-(iii) of this Paragraph 6(d), the Company shall provide You with written notice of such Change in Control not less than ten (10) days prior to the anticipated consummation thereof (the "Notice Period"). You shall have the immediate right during such Notice Period through and including the Expiration Date to purchase the entire number of Optioned Shares specified in Paragraph 2, irrespective of Your continuing employment relationship with the Company. In the event of a Change in Control pursuant to any other provision of this Paragraph 6(d), the Company shall provide You with prompt written notice of such Change in Control. You shall have the immediate right from such Change of Control date through and including the Expiration Date to purchase the entire number of Optioned Shares specified in Paragraph 2, irrespective of Your continuing employment relationship with the Company.

Nothing in this Subparagraph 6(d) shall be deemed to affect any rights you may have pursuant to Paragraph 8 hereof, and in no event shall any Optioned Shares be exercisable after the Expiration Date.

For purposes of this Agreement, a "Change of Control" means the occurrence of any of the following events:

          (i) a merger, consolidation or reorganization of the Company, in which the Company does not survive as an independent entity;

          (ii) a merger, consolidation or reorganization of the Company, in which the Company does not survive as a publicly held company;

          (iii) a sale of all or substantially all of the assets of the Company;

          (iv) the first purchase of shares of Class A Common Stock of the Company pursuant to a tender or exchange offer for more than 20% of the Company's outstanding shares of Class A Common Stock; or

          (v) any change of control of a nature that, in the opinion of the Board of Directors of the Company, would be required to be reported under the federal securities laws; provided that such a change of control shall be deemed to have occurred if: (A) any person other than the `Hunter Affiliates' as that term is defined in Article III, Section B.6(b)(iv) of the Company's Restarted Articles of Incorporation, or the `Hunter Group' as that term is defined in Article III, Section B.6(b)(ii) of the Company's Restated Articles of Incorporation (x) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, or (y) through a shareholders' agreement, voting trust, other contractual arrangement, or otherwise, acquires or obtains the right to vote securities or to direct another to vote securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; or
(B) during any period of two consecutive years from January 1, 2000 through the expiration date hereof, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute a majority thereof unless the election of any director, who was not a director at the beginning of the period, was approved by a vote of at least 70% of the directors then still in office who were directors at the beginning of the period.

          For purposes of Subparagraph 6.(d)(v), a director shall be considered to be a director at the beginning of such two year period if the director's election was approved either (i) during the lifetime of B.D. Hunter by the `Hunter Affiliates' as that term is defined in Article III, Section B.6(b)(iv) of the Company's Restated Articles of Incorporation, or, if after the death of B.D. Hunter, the `Hunter Group' as that term is defined in
Article III, Section B.6(b)(ii) of the Company's Restated Articles of Incorporation, or (ii) by a vote of at least 70 percent of the directors then still in office who were directors at the beginning of the two-year period, or who would be considered pursuant to this sentence to be a director at the beginning of the two-year period.

     7. Forfeiture of Options. The Option Term shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date should one of the following provisions become applicable.

     (a) Except as otherwise provided in subparagraph (b) below, should You incur a Termination of Employment, other than a Discharge for Aggravated Cause, then for a period of three months after the date of such Termination of Employment You shall have the right to purchase only the number of Optioned Shares (if any) for which this option has become exercisable on the date of such a Termination of Employment, but in no event shall this option be exercisable at any time after its Expiration Date. Upon the expiration of such three month period or (if earlier) upon the applicable Expiration Date, this option shall terminate and cease to be exercisable. Options that have not become exercisable in accordance with Paragraph 5 at the time of such a Termination of Employment shall terminate and never become exercisable.

     (b) Should You be Discharged for Aggravated Cause or Engage in Competition with the Company at any time during the Option Term, You shall forfeit the right to purchase any Optioned Shares pursuant to this Agreement on or after such occasion.

     8.     Adjustment in Optioned Shares.

     (a) In the event any change is made to the common stock of the Company issuable under this Agreement by reason of any stock split, stock dividend, combination of shares, or other change affecting the outstanding common stock as a class without receipt of consideration, then appropriate adjustments will be made to (i) the total number of Optioned Shares and (ii) the Option Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

     (b) If the Company is the surviving entity in any merger or other business combination, then this option, if outstanding under this Agreement immediately after such merger or other business combination, shall be appropriately adjusted to apply and pertain to the number and class of securities which would be issuable to You in the consummation of such merger or business combination if the option were exercised immediately prior to such merger or business combination, and appropriate adjustments shall be made to the Option Price, provided the aggregate Option Price payable hereunder shall remain the same.

     (c) If the Company is not the surviving entity in a merger or other business combination, then as to the balance of the Optioned Shares not yet purchased by You, You shall have the right to receive on the effective date of the merger the difference in cash between the aggregate Option Price of said shares and the aggregate Fair Market Value for the Class A Common Stock of the Company paid as a result of the merger or combination whether or not You then had the right to exercise this option.

     9. Privilege of Stock Ownership. As holder of this option, You shall not have any of the rights of a shareholder with respect to the Optioned Shares until You have exercised the option and paid the Option Price.

     10.    Manner of Exercising Option


     (a) In order to exercise this option with respect to all or any part of the Optioned Shares for which this option is at the time exercisable, You (or in the case of exercise after Your death, Your executor, administrator, heir or legatee, as the case may be) must take the following actions:

          (i) Execute and deliver to the Secretary of the Company a Purchase Agreement in the form attached hereto as Exhibit A; and

          (ii) Pay the aggregate Option Price for the purchased Optioned Shares in one or more of the following alternative forms:

               (A)     full payment, in cash or cash equivalents; or
               (B) full payment in shares of Class A Common Stock of the Company, by delivering shares of Class A Common Stock that You already own having an aggregate Fair Market Value equal to the aggregate Option Price; or

               (C) full payment in a combination of shares of Class A Common Stock of the Company valued at the Fair Market Value and cash or cash equivalents, equal in the aggregate to the aggregate Option Price; or

               (D) any other form which the Company may in its discretion approve at the time of exercise of this option; and

          (iii) Pay to the Company the amount of withholding required pursuant to Paragraph 15.

          (iv) Furnish to the Company appropriate documentation that the person or persons exercising the option, if other than You, have the right to exercise this option.

     (b) Options shall be deemed to have been exercised with respect to the number of Optioned Shares specified in the Purchase Agreement at such time as the executed Purchase Agreement for such shares shall have been delivered to the Company. Payment of the aggregate Option Price shall immediately become due and shall accompany the Purchase Agreement. The Fair Market Value of shares tendered in payment of the aggregate Option Price shall be determined as of such date. As soon thereafter as practical, the Company shall mail or deliver to You or to the other person or persons exercising this option a certificate or certificates representing the Optioned Shares so purchased and paid for.

     11.     Compliance with Laws and Regulations.

     (a) The exercise of this option and the issuance of Optioned Shares upon such exercise shall be subject to compliance by the Company and You with all applicable requirements of law relating thereto.

     (b) In connection with the exercise of this option, You shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.


     12. Successors and Assigns. Except to the extent otherwise provided in Paragraph 4, the provisions of this Agreement shall inure to the benefit of, and be binding upon, Your successors, administrators, heirs, legal representatives and assigns and the successors and assigns of the Company.

     13. No Employment or Service Contract. Except to the extent the terms of any employment or service contract between the Company and You may expressly provide otherwise, no provision of this Agreement shall be construed so as to grant You any right to remain as an employee of the Company or its parent or subsidiary corporations, if any, for any period of specific duration.

     14. Notices. Any and all notices referred to or relating to this Agreement shall be furnished in writing and delivered in person or sent by registered mail to the representative parties at the addresses following their signatures to this Agreement or at an address given in a notice that complies with the terms of this paragraph. A copy of all notices shall be sent to the Company at Huntco Inc., 14323 South Outer Forty, Suite 600N, Town & Country, Missouri 63017.

     15. Withholding. If You acquire Optioned Shares, the Company shall not deliver or otherwise make such shares available to You until You pay to the Company in cash (or any other form acceptable to the Company) the amount necessary to enable the Company to remit to the appropriate government entity or entities on Your behalf the amount required to be withheld from Your wages with respect to such transaction.

     If, after a reasonable period of time after You exercise this option, You have failed to remit to the Company the amount necessary to enable the Company to remit to the appropriate government entity or entities on Your behalf the amount required to be withheld from Your wages with respect to such transaction, You hereby authorize, and explicitly grant a power of attorney, to the Company to sell on Your behalf such number of the Optioned Shares as is necessary for the Company to obtain such amount.

     16. Construction. This Agreement and the option evidenced hereby are in all respects limited by and subject to the express terms and provisions of this Agreement. All decisions of the Company with respect to any question or issue arising under this Agreement shall be conclusive and binding on all persons having an interest in this option.

     17. Governing Law. The laws of the State of Missouri shall govern the interpretation, performance, and enforcement of this Agreement.

     18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer and You have also executed this Agreement in duplicate, all as of the day and year indicated above.

                                          COMPANY

                                          By:_____________________________
                                                  [Company officer]
                                          ________________________________
                                          [Employee Name], You
                                          [Employee address]


                                   EXHIBIT A

                            STOCK PURCHASE AGREEMENT

     This Agreement is made as of this _____ day of_________,20__, by and among Huntco Inc. (the "Company") and _____________________("You" or "Your"), the holder of a stock option under the Stock Option Agreement ("Option Agreement") and ____________________, Your spouse.

                            I.  EXERCISE OF OPTION

     1.1 Exercise. You hereby purchase ________ shares of Class A Common Stock of the Company ("Purchased Shares") pursuant to that certain option ("Option") granted to You on [__________ __, 20__] ("Grant Date") under the Option Agreement to purchase up to [_____] shares of the Company's Class A Common Stock (the "Optioned Shares") at an option price of $[x.xxx] (_______ and ____/1000ths dollars) per share (the "Option Price").

     1.2 Payment. Concurrently with the delivery of this Agreement to the Secretary of the Company, You shall pay the aggregate Option Price for the Purchased Shares and the withholding amount in accordance with the provisions of the Option Agreement, and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.

                         II.  MISCELLANEOUS PROVISIONS

     3.1 Power of Attorney. Your spouse hereby appoints You his or her true and lawful attorney in fact, for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Your spouse further gives and grants unto You as his or her attorney in fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that You shall lawfully do and cause to be done by virtue of this power of attorney.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                          COMPANY

                                          By:________________________________
                                          Title:_____________________________
                                          Address:___________________________

                                          You:_______________________________
                                          Address:___________________________

                                          ___________________________________
                                          Your Spouse